UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November [30], 2020

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230 .40 5 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Information to be Included in the Report

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Modine Manufacturing Company (the “Company”) has appointed Neil D. Brinker as the Company’s President and Chief Executive Officer, effective as of December 1, 2020 (the “Employment Start Date”).  Mr. Brinker, 45, was previously President and Chief Operating Officer of Advanced Energy Industries, Inc. (“AE”) since May of 2020, and joined AE in June 2018 as its Executive Vice President & Chief Operating Officer, where he led global sales, marketing, engineering and operations for the Company’s semiconductor, telecom and networking, data center, industrial, and medical markets. Mr. Brinker also has extensive transactional experience leading M&A integration at AE. Prior to AE, Mr. Brinker served as a Group President at IDEX Corporation (“IDEX”), from July 2015 to June 2018, and held various leadership roles at IDEX from April of 2012 to July 2015.

Mr. Brinker will also be appointed to the Board as of the Employment Start Date.

In accordance with the terms of the offer letter by and between the Company and Mr. Brinker, dated as of November 10, 2020 (the “Offer Letter”), Mr. Brinker will receive a starting base salary of $800,000 per year, subject to change at the discretion of the Board and the Officer Nomination and Compensation Committee of the Board.

Mr. Brinker will be eligible to participate in the Company’s annual management incentive program, with a prorated, targeted fiscal year 2021 annual management incentive opportunity of 100% of base annual salary, with upside potential to 200% of this target based upon the Company’s results and performance in fiscal year 2021.  Mr. Brinker’s targeted annual long-term incentive opportunity for fiscal year 2021 will be 250% of base salary in the form of 40% Restricted Stock Units, 20% Stock Options and 40% Performance Cash, in each case subject to the terms of the Modine Manufacturing Company 2020 Incentive Compensation Plan (the “2020 ICP”), pro-rated based on the number of months he is employed with the Company in fiscal year 2021.  Commencing with fiscal year 2022, Mr. Brinker will be eligible for annual equity or long-term incentive awards under the 2020 ICP or any subsequent or similar plan adopted by Modine on terms and conditions similar to the awards granted to other senior executive officers of the Company at the time of such grants.

To replace unvested cash incentive compensation forfeited upon his resignation from his prior employer, Mr. Brinker will receive a make whole cash award of $574,000, payable on the same date as any fiscal year 2021 management incentive program payment. To replace unvested equity incentive compensation forfeited upon his resignation from his prior employer, Mr. Brinker will be entitled to certain make whole equity awards off-setting unvested/forfeited restricted shares and performance shares from his prior employer’s equity plans, as described in the Offer Letter.  If, within 12 months of the Employment Start Date, Mr. Brinker voluntarily terminates his employment with the Company without Good Reason (as defined in the Offer Letter), or his employment is terminated by the Company for Cause (as defined in the Offer Letter), he will not be entitled to receive any unpaid make whole cash award and will be required to repay the full amount of any make whole cash award that was paid to him prior to such termination.

Mr. Brinker’s employment with the Company will be at-will and may be terminated at any time by Mr. Brinker or Modine.  If Mr. Brinker’s employment is terminated by the Company without Cause or he resigns for Good Reason, the Company will pay him a severance benefit equal to two times the sum of his base salary in effect at the time of the termination, payable over a two-year period following his termination of employment.  The Company will also provide Mr. Brinker with a separate change in control agreement promptly following the Employment Start Date providing that in the event of a qualifying termination within 24 months following a change in control of the Company, he will receive two and one half times his annual base salary and two and one-half times his annual incentive target bonus, subject to the terms and conditions of the change in control agreement, which would be in lieu of the severance benefits described above.

The Offer Letter also contains customary provisions, including, among other, provisions relating to broad-based employee benefits, vacation, reimbursement of relocation expenses and related support; two-year post-employment noncompetition and non-solicitation provisions; non-disparagement and confidentiality provisions.

There are no arrangements or understandings between Mr. Brinker and any other persons pursuant to which Mr. Brinker was named President and Chief Executive Officer or appointed as a director of the Company. There are no family relationships between Mr. Brinker and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer, and Mr. Brinker is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the material terms of the Offer Letter is not intended to be complete, and is qualified in its entirety by the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events

On November 30, 2020, the Company issued a press release announcing the appointment of Mr. Brinker as the Company’s President and Chief Executive Officer and a director.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished herewith:

10.1	Offer Letter dated as of November 10, 2020, by and between the Company and Mr. Brinker

99.1	Press Release dated November 30, 2020

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Sylvia A. Stein
Sylvia A. Stein
Vice President, General Counsel and Corporate
Secretary

Date: November 30, 2020